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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 25, 1998

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)





           DELAWARE                      1-9210                95-4035997
  (State or other jurisdiction        (Commission          (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)


       10889 WILSHIRE BOULEVARD
       LOS ANGELES, CALIFORNIA                                90024
(Address of principal executive offices)                    (ZIP code)

              Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.   Other Events
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          (1) $270 Million Principal Amount of Extendible Notes Due October 3,
2008 (the "Notes"). Exhibits with respect to the sale of the Notes are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-52053) filed with the Securities and Exchange Commission on May 7, 1998 and declared effective on May 12, 1998 under the Securities Act of 1933, as amended, which relates to $800,000,000 of debt securities of Occidental Petroleum Corporation ("Occidental").

          (2) Liquidity. Cash used by operating and investing activities in the first six months of 1998 resulted in a net cash shortfall, which was funded by additional borrowings. Operating cash flow decreased primarily due to the impact of lower worldwide crude oil prices, lower chemical prices and the repurchase of previously sold accounts receivable of Occidental's former subsidiary MidCon Corp. and of the petrochemical business contributed to Equistar Chemicals, LP petrochemicals partnership. In addition, cash proceeds from Occidental's program to sell nonstrategic assets did not totally offset cash expenditures for the February 1998 acquisition of its interest in Elk Hills Naval Petroleum Reserve and the Common Stock repurchase program.

          For 1998 Occidental anticipates a net cash shortfall, which it expects can be funded without substantial additional borrowings over the levels at June 30, 1998. Occidental believes that cash generated from operations and available borrowing capacity will be adequate to meet its anticipated operating requirements, capital spending and dividend payments for the next 12 months, assuming oil and gas prices remain in their current range. However, Occidental continually evaluates possible acquisitions or other extraordinary transactions, which may, singularly or in the aggregate, affect Occidental's cash requirements. Without giving effect to the sale on October 2, 1998 of the Notes, Occidental expects to have available, but unused, lines of committed credit totaling approximately $1.1 billion at September 30, 1998.

          (3) Completion of Shell Swap. In September 1998, Occidental and Royal Dutch/Shell Group consummated the exchange of Occidental's oil and gas interests in the Philippines and Malaysia for the Royal Dutch/Shell Group's oil and gas interests in Yemen and its interests in the Cravo Norte, Samore, Soapaga and Rondon association contracts in Colombia.

Item 7.   Exhibits
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     1.1  Underwriting Agreement, dated September 25, 1998, between Occidental
          Petroleum Corporation and the Underwriter named therein.

     4.1  Form of Extendible Notes due October 3, 2008.

     8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)



DATE:  October 2, 1998       /s/ S. P. Dominick, Jr.
                             --------------------------------------------------
                             S. P. Dominick, Jr., Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)

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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                  Description
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     1.1  Underwriting Agreement, dated September 25, 1998, between Occidental
          Petroleum Corporation and the Underwriter named therein.

     4.1  Form of Extendible Notes due October 3, 2008.

     8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.